UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 28, 2002 (May 13, 2002)

Analysts International Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

3601 West 76th Street, Minneapolis, Minnesota		55435-3000
(Address for principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

ITEM 2.                  Acquisition or Disposition of Assets.

On April 11, 2002, the Registrant (the “Company”) and General Electric Capital Corporation (“GE Capital”) signed a previously disclosed credit agreement (the “Credit Agreement”) under which GE Capital agreed, among other things, to loan the Company up to $55 million on a revolving basis.  As part of the Credit Agreement, the Company agreed to pledge substantially all of its assets, including its interest in AiC Analysts Ltd., its UK subsidiary, to secure its commitments under the Credit Agreement.  At the time of closing, the parties agreed to complete the pledge of the Company’s interest in AiC Analysts Ltd. as a post-closing item.

On May 13, 2002 the parties entered into an Equitable Mortgage Over Shares (the “Mortgage”) as continuing security for the payment and discharge of the Company’s secured obligations under the Credit Agreement.  The Mortgage provides, among other things, that in the Event of Default under the Credit Agreement that is continuing, GE Capital may terminate the Company’s voting rights and require the Company to exercise voting rights in accordance with GE Capital’s instructions.  In addition, the Mortgage provides that in the Event of Default that is continuing, GE Capital has the power of sale over the shares and derivative assets of AiC Analysts Limited.  Proceeds from any such sale will be applied to repayment of the Company’s secured obligations under the Credit Agreement.

The Credit Agreement also provided that the Company could enter into a permitted real estate transaction for the sale of its corporate headquarters building.  The Credit Agreement further provided that upon completion of any sale the Company could opt to lower the commitment amount under the Credit Agreement.  On May 15, 2002, the Company closed a transaction for the sale of its corporate headquarters building.  Under the terms of the Purchase Agreement, Analysts International received $16.5 million in cash at closing, which was applied to reduce the Company’s outstanding debt on its line of credit with GE Capital.  The Company also entered into a lease to remain in the building as its major tenant and will receive $500,000 in rent reductions over the term of an initial five-year lease.  In addition, the Company will receive up to $1.0 million in lease renewal payments if the Company renews its lease for a second five-year term at the conclusion of the initial lease term.

The Company’s Credit Agreement with GE Capital also permitted the Company to reduce the $55 million commitment under the Credit Agreement after sale of the building.  Due to the debt reduction realized from the sale of the building, on May 20, 2002, the Company chose to reduce the commitment on the line of credit from $55 million to $45 million. The availability under the line of credit is a percentage of the Company’s eligible accounts receivable, subject to reserves.

The Company has no relationship with GE Capital other than as creditor and lender under the Credit Agreement and believes that none of its affiliates has any relationship with GE Capital.

The foregoing summary of the terms of the Equitable Mortgage, the Purchase Agreement and the Seller Lease is qualified in its entirety by reference to the documents, which are filed with this Form 8-K as exhibits, as well as the other documents related to those documents, which the Company will file if so directed by the Securities and Exchange Commission.

ITEM 7(c).             Exhibits.

2.1	Equitable Mortgage Over Shares.

2.2	Purchase Agreement.

2.3	List of Omitted Exhibits to Purchase Agreement and Agreement to Furnish Omitted Exhibits Upon Request.

2.4	Seller Lease.

2.5	List of Omitted Exhibits to Seller Lease and Agreement to Furnish Omitted Exhibits Upon Request

99.1	Analysts International Corporation News Release dated May 21, 2002 announcing completion of sale of headquarters building.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned, thereunto duly authorized.

ANALYSTS INTERNATIONAL CORPORATION

Dated: May 28, 2002	By:	/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel